Exhibit 32.2
Certification Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Novelis Inc. (the Company), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012 (the Report) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven Fisher
Steven Fisher
Chief Financial Officer
(Principal Financial Officer)
Date: August 14, 2012
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this Report.